Exhibit 99.1

AGREEMENT

This Agreement (this “Agreement”) is made and entered into as of January 31, 2020 by and among Groupon, Inc. (the “Company”) and the entities and natural persons set forth on the signature pages hereto (including Richard P. Merage, collectively, “MIG”) (each of the Company and MIG, a “Party” to this Agreement, and collectively, the “Parties”).

RECITALS

WHEREAS, the Company and MIG have engaged in various discussions and communications concerning the Company’s business, financial performance and strategic plans (not involving any material non-public information regarding the Company);

WHEREAS, as of the date hereof, MIG has a beneficial ownership (as determined under Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, or the rules or regulations promulgated thereunder (the “Exchange Act”)) interest in the shares of Common Stock, par value $0.0001 per share, of the Company (the “Common Stock”) totaling, in the aggregate, 28,285,024 shares, or approximately 5.0% of the issued and outstanding shares of Common Stock based upon the Company’s Form 10-Q filed on November 4, 2019; and

WHEREAS, as of the date hereof, the Parties have determined to come to an agreement with respect to the appointment of the MIG Designee (as defined below) as an advisor to the Board of Directors of the Company (the “Board”) and certain other matters, as provided in this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound hereby, agree as follows:

1.    Board Advisor and Related Agreements.

(a)    Board Advisor. The Company agrees that, for so long as MIG retains a beneficial ownership interest in the Common Stock totaling at least 3.5% of the issued and outstanding Common Stock, Richard P. Merage (the “MIG Designee”) shall be permitted to attend and reasonably participate, but not vote, at all regularly scheduled and special meetings of the Board (whether such meetings are held in person, telephonically or otherwise, each, a “Board Meeting”) during the period beginning on February 1, 2020 and ending on April 30, 2020 (as it may be extended pursuant to this Agreement, the “Advisor Period”); provided, that, upon written notice by MIG to the Company to be delivered no later than April 24, 2020, MIG has the right to extend the Advisor Period until the date set forth in such notice, which date shall not be later than December 31, 2020. Subject to the third sentence of this Section 1(a), during the Advisor Period, the MIG Designee shall receive notice of all Board Meetings, all written consents executed by the Board at each Board Meeting, all materials prepared for consideration at any Board Meeting, and all minutes related to each Board Meeting, in each case, contemporaneous with their distribution to the Board and redacted to omit items pertaining to the meetings or portions thereof from which the Company reserves the right to exclude the MIG Designee pursuant to the third sentence of this Section 1(a). Notwithstanding anything to the contrary contained in this Agreement, the Company reserves the right to exclude the MIG Designee from access to any Board Meeting or portion thereof (and any materials pertaining thereto) (i) that is an executive session, (ii) at which the Board receives legal updates or where matters relating to stockholder activism, executive performance and compensation, succession planning or related topics are considered or (iii) if, and only to the extent that, the Board determines reasonably and in good faith that such exclusion is necessary to preserve the attorney-client privilege or avoid a conflict of interest. For the avoidance of doubt, the MIG Designee shall not be permitted to attend any meetings of any committee of the Board or receive copies of any minutes thereof.

(b)    Additional Agreements.

(i)    MIG shall comply, and MIG shall cause each of its controlled Affiliates and Associates to comply, with the terms of this Agreement and MIG shall be responsible for any breach of this Agreement by any such controlled Affiliate or Associate. As used in this Agreement, the terms “Affiliate” and “Associate” shall have the respective meanings set forth in Rule 12b-2 promulgated by the Securities and Exchange Commission (the “SEC”) under the Exchange Act and shall include all persons or entities that at any time during the term of this Agreement become Affiliates or Associates of any person or entity referred to in this Agreement.

(ii)    In furtherance and not in limitation of Section 2, during the Standstill Period (as defined below), MIG shall not, and shall cause each of its controlled Affiliates and Associates not to, directly or indirectly, (A) nominate or recommend for nomination any person for election at any annual or special meeting of the Company’s stockholders, (B) submit any proposal for consideration at, or bring any other business before, any annual or special meeting of the Company’s stockholders, or (C) initiate, encourage or participate in any “vote no,” “withhold” or similar campaign with respect to any annual or special meeting of the Company’s stockholders. MIG shall not publicly or privately encourage or support any other stockholder, person or entity to take any of the actions described in this Section 1(b)(ii).

(iii)    During the Standstill Period, MIG shall appear in person or by proxy at each annual or special meeting of stockholders of the Company and vote all shares of Common Stock beneficially owned by MIG at such meeting (A) in favor of the Company’s nominees for election to the Board and (B) in accordance with the Board’s recommendations with respect to any other matter presented to stockholders of the Company for consideration; provided, however, that in the event that Institutional Shareholder Services Inc. (“ISS”) or Glass, Lewis & Co., LLC (“Glass Lewis”) recommends otherwise with respect to any proposals (other than the appointment, election or removal of directors), MIG shall be permitted to vote in accordance with ISS’s or Glass Lewis’ recommendation; provided, further, that MIG shall be permitted to vote in its sole discretion with respect to any proposals relating to a merger, takeover, tender (or exchange) offer, acquisition, recapitalization, restructuring, disposition or other business combination or similar transaction involving the Company and/or any of its subsidiaries requiring a vote of stockholders of the Company.

(iv)    As a condition to attending any portion of any Board Meeting, the MIG Designee shall, from the date the MIG Designee first receives any materials prepared for consideration at any Board Meeting (including any such materials considered in prior meetings of the Board or any Board-related materials) after the date hereof until the Cleanse Date (as defined below) (A) be bound by, and comply with, all of the confidentiality obligations of a director of the Company (including the duty of confidentiality under Delaware law as it applies to a director of a Delaware corporation) with respect to (x) any Company confidential information (including any materials made available to the MIG Designee (including any such materials considered in prior meetings of the Board)) and (y) any discussions conducted, and any matters or materials considered, in meetings of the Board that the MIG Designee attends and (B) comply with all policies, procedures, codes, rules, standards and guidelines applicable to the members of the Board, in each case of clauses (A) and (B), as if the MIG Designee were a member of the Board.

(v)    During the Advisor Period, upon the reasonable written request of the MIG Designee, the MIG Designee shall have the right to meet with the Company’s Chief Marketing Officer from time to time for consultations; provided, that such consultations shall not unreasonably interfere with the business operations of the Company or the discharge by the Chief Marketing Officer of his or her duties; and provided, further, that the Company’s Secretary or Assistant Secretary shall have the right to participate in such meetings.

2.    Standstill Provisions.

(a)    MIG agrees that, from the date of this Agreement until the earlier of (x) the date that is fifteen (15) business days prior to the deadline for the submission of stockholder nominations for the Company’s 2021 annual meeting of stockholders (the “2021 Annual Meeting”) pursuant to the Company’s Amended and Restated Bylaws (as may be amended or restated, the “Bylaws”) and (y) the date that is one hundred (100) days prior to the first anniversary of the date on which the Company first mailed its proxy materials or a notice of availability of proxy materials for the 2020 Annual Meeting (the “Standstill Period”), MIG shall not, and MIG shall cause each of its controlled Affiliates and Associates not to, in each case directly or indirectly, in any manner:

(i)    engage in any solicitation of proxies or consents or become a “participant” in a “solicitation” (as such terms are defined in Regulation 14A under the Exchange Act) of proxies or consents (including, without limitation, any solicitation of consents that seeks to call a special meeting of stockholders), in each case, with respect to any securities of the Company or any securities convertible or exchangeable into or exercisable for any such securities (collectively, the “securities of the Company”);

(ii)    form, join or in any way participate in any “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with any persons who are not Affiliates of MIG with respect to any securities of the Company;

(iii)    deposit any securities of the Company in any voting trust or similar arrangement, or subject any securities of the Company to any arrangement or agreement with respect to the voting thereof, other than any such voting trust, arrangement or agreement solely among the members of MIG and otherwise in accordance with this Agreement;

(iv)    seek or submit, or encourage any person or entity to seek or submit, nomination(s) in furtherance of a “contested solicitation” for the appointment, election or removal of directors with respect to the Company or seek, or encourage or take any other action with respect to the appointment, election or removal of any directors; provided, however, that nothing in this Agreement shall prevent MIG or its Affiliates or Associates from taking actions in furtherance of identifying director candidates in connection with the 2021 Annual Meeting so long as such actions do not create a public disclosure obligation for MIG or the Company and are undertaken on a basis reasonably designed to be confidential;

(v)    (A) make any proposal for consideration by stockholders at any annual or special meeting of stockholders of the Company or through any action by written consent of stockholders or referendum of stockholders of the Company, (B) make any offer or proposal (with or without conditions) with respect to any merger, takeover, tender (or exchange) offer, acquisition, recapitalization, restructuring, disposition or other business combination or similar transaction involving the Company and/or any of its subsidiaries, (C) affirmatively solicit a third party to make an offer or proposal (with or without conditions) with respect to any merger, takeover, tender (or exchange) offer, acquisition, recapitalization, restructuring, disposition or other business combination or similar transaction involving the Company and/or any of its subsidiaries, or publicly encourage, initiate or support any third party in making such an offer or proposal, (D) publicly comment on any third party proposal regarding any merger, takeover, tender (or exchange) offer, acquisition, recapitalization, restructuring, disposition, or other business combination or similar transaction with respect to the Company and/or any of its subsidiaries prior to such third party proposal becoming public and, thereafter, until the expiration of the Advisor Period, in each case, in accordance with, and subject to, the other provisions of this Agreement, or (E) call or seek to call a special meeting of stockholders or take or seek to take action by written consent of stockholders;

(vi)    seek, alone or in concert with others, representation on the Board;

(vii)    acquire, offer or propose to acquire, or agree to acquire, whether by purchase, tender or exchange offer, through the acquisition of control of another person, by joining a partnership, limited partnership, syndicate or other group (including any group of persons that would be treated as a single “person” under Section 13(d) of the Exchange Act), through swap or hedging transactions or otherwise, any securities of the Company or any rights decoupled from the underlying securities of the Company that would result in MIG (together with its Affiliates) owning, controlling or otherwise having any beneficial or other ownership interest in more than 9.9% of the shares of Common Stock outstanding at such time (as adjusted for any stock splits, reclassifications, combinations, stock dividends or similar actions by the Company);

(viii)    advise, encourage, support or influence any person or entity with respect to the voting or disposition of any securities of the Company at any annual or special meeting of stockholders, except in accordance with Section 1(b)(iii);

(ix)    enter into any discussions, negotiations, agreements or understandings with any third party with respect to any of the foregoing; or

(x)    make any request or submit any proposal to amend the terms of this Agreement other than through non-public communications with the Company or the Board that would not be reasonably determined to trigger public disclosure obligations for any Party.

(b) Except as expressly provided in Section 1 or Section 2(a), MIG shall be entitled to (i) vote any shares of Common Stock that it beneficially owns as MIG determines in its sole discretion and (ii) subject to Section 12, disclose, publicly or otherwise, how it intends to vote or act with respect to any securities of the Company, any stockholder proposal or other matter to be voted on by the stockholders of the Company and the reasons therefor.

(c) Notwithstanding anything in Section 2(a) or elsewhere in this Agreement, nothing in this Agreement shall prohibit or restrict MIG from (i) communicating privately with the Board or any of the Company’s officers regarding any matter, so long as such communications are not intended to, and would not reasonably be expected to, require any public disclosure of such communications, (ii) communicating with stockholders of the Company and others in a manner that does not otherwise violate Section 2(a) or Section 12, or (iii) taking any action necessary to comply with any law, rule or regulation or any action required by any governmental or regulatory authority or stock exchange that has jurisdiction over MIG.

3.    Representations and Warranties of the Company.

The Company represents and warrants to MIG that (a) the Company has the corporate power and authority to execute this Agreement and to bind it thereto, (b) this Agreement has been duly and validly authorized, executed and delivered by the Company, and assuming due execution by each counterparty hereto, constitutes a valid and binding obligation and agreement of the Company, and is enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles, and (c) the execution, delivery and performance of this Agreement by the Company does not and will not (i) violate or conflict with any law, rule, regulation, order, judgment or decree applicable to the Company, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document or material agreement to which the Company is a party or by which it is bound.

4.    Representations and Warranties of MIG.

MIG represents and warrants to the Company that (a) the authorized signatory of MIG set forth on the signature page hereto has the power and authority to execute this Agreement and any other documents or agreements to be entered into in connection with this Agreement and to bind MIG thereto, (b) this Agreement has been duly authorized, executed and delivered by MIG, and assuming due execution by the Company, is a valid and binding obligation of MIG, enforceable against MIG in accordance with its terms except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles, (c) the execution of this Agreement, the consummation of any of the transactions contemplated hereby, and the fulfillment of the terms hereof, in each case in accordance with the terms hereof, will not conflict with, or result in a breach or violation of the organizational documents of MIG as currently in effect, (d) the execution, delivery and performance of this Agreement by MIG does not and will not (i) violate or conflict with any law, rule, regulation, order, judgment or decree applicable to MIG, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to MIG is a party or by which it is bound, (e) as of the date of this Agreement, MIG beneficially owns (as determined under Rule 13d-3 promulgated under the Exchange Act) 28,285,024 shares of Common Stock, and (f) as of the date hereof, and except as set forth in clause (e) above, MIG does not currently have, and does not currently have any right to acquire, any interest in any securities or assets of the Company or its Affiliates (or any rights, options or other securities convertible into or exercisable or exchangeable (whether or not convertible, exercisable or exchangeable immediately or only after the passage of time or the occurrence of a specified event) for such securities or assets or any obligations measured by the price or value of any securities of the Company or any of its controlled Affiliates, including any swaps or other derivative arrangements designed to produce economic benefits and risks that correspond to the ownership of shares of Common Stock or any other securities of the Company, whether or not any of the foregoing would give rise to beneficial ownership (as determined under Rule 13d-3 promulgated under the Exchange Act), and whether or not to be settled by delivery of shares of Common Stock or any other class or series of the Company’s stock, payment of cash or by other consideration, and without regard to any short position under any such contract or arrangement).

5.    Publicity.

In connection with the execution of this Agreement, the Company may issue a press release (the “Press Release”) announcing certain terms of this Agreement, and MIG shall be given a reasonable opportunity to review and comment on the Press Release to the extent it describes the terms of this Agreement, and the Company shall give reasonable consideration to any reasonable comments of MIG. Prior to the issuance of the Press Release and subject to the terms of this Agreement, neither the Company (including the Board and any committee thereof) nor MIG shall issue any press release or make any public announcement regarding this Agreement or the matters contemplated hereby without the prior written consent of the other Party. During the Standstill Period, neither the Company nor MIG shall make any public announcement or statement that is inconsistent with or contrary to the terms of this Agreement. Notwithstanding the foregoing, the Company acknowledges that MIG may file this Agreement as an exhibit to its Schedule 13D within two (2) business days of the execution of this Agreement. The Company shall be given a reasonable opportunity to review and comment on any Schedule 13D filing made by MIG with respect to this Agreement, and MIG shall give reasonable consideration to any reasonable comments of the

Company. MIG acknowledges and agrees that the Company may file this Agreement and file or furnish the Press Release with the SEC as exhibits to a Current Report on Form 8-K and other filings with the SEC. MIG shall be given a reasonable opportunity to review and comment on any Current Report on Form 8-K or other filing with the SEC made by the Company with respect to this Agreement, and the Company shall give reasonable consideration to any reasonable comments of MIG.

6.    Specific Performance.

Each of MIG, on the one hand, and the Company, on the other hand, acknowledges and agrees that irreparable injury to the other Party hereto would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that such injury would not be adequately compensable by the remedies available at law (including the payment of money damages). It is accordingly agreed that MIG, on the one hand, and the Company, on the other hand (the “Moving Party”), shall each be entitled to specific enforcement of, and injunctive relief to prevent any violation of, the terms hereof, and the other Party hereto will not take action, directly or indirectly, in opposition to the Moving Party seeking such relief on the grounds that any other remedy or relief is available at law or in equity. This Section 6 is not the exclusive remedy for any violation of this Agreement.

7.    Expenses.

The Company shall, upon request, reimburse MIG for its reasonable, documented out-of-pocket legal fees and expenses incurred through the date of this Agreement in connection with MIG’s involvement at the Company, including, but not limited to the negotiation and execution of this Agreement; provided, that such expenses shall not exceed $75,000 in the aggregate.

8.    Severability.

If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the Parties that the Parties would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable. In addition, the Parties agree to use their best efforts to agree upon and substitute a valid and enforceable term, provision, covenant or restriction for any of such that is held invalid, void or enforceable by a court of competent jurisdiction.

9.    Notices.

Any notices, consents, determinations, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (a) upon receipt, when delivered personally; (b) upon confirmation of receipt, when sent by email (provided such confirmation is not automatically generated); or (c) two (2)

business days after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the Party to receive the same. The addresses and email addresses for such communications shall be:

If to the Company:

Groupon, Inc.
600 W. Chicago Ave.
Chicago, IL 60654
Attention:	General Counsel
E-mail:	ddrobny@groupon.com

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attention:	Alan M. Klein
Sebastian Tiller
E-mail:	aklein@stblaw.com
stiller@stblaw.com

and

Winston & Strawn LLP
35 W. Wacker Drive
Chicago, Illinois 60601-9703
Attention:	Steven J. Gavin
Courtney Tygesson
E-mail:	sgavin@winston.com
ctygesson@winston.com

If to MIG or any member thereof:

MIG Capital, LLC
660 Newport Center Drive, Suite 1300
Newport Beach, CA 92660
Attention:	Richard P. Merage
Email:	rmerage@migcap.com

with a copy (which shall not constitute notice) to:

Olshan Frome Wolosky LLP
1325 Avenue of the Americas
New York, New York 10019
Attention:	Ryan P. Nebel
Email:	rnebel@olshanlaw.com

10.    Applicable Law.

This Agreement and all claims and causes of action hereunder, whether in tort or contract, or at law or in equity, shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without reference to the conflict of laws principles thereof that would result in the application of the law of another jurisdiction. Each of the Parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other Party hereto or its successors or assigns, whether in tort or contract or at law or in equity, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware). Each of the Parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement in any court other than the aforesaid courts. Each of the Parties hereto hereby irrevocably waives, and agrees not to assert in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by applicable legal requirements, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

11.    Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the Parties and delivered to the other Party (including by means of electronic delivery or facsimile).

12.    Mutual Non-Disparagement.

Subject to applicable law, each of the Parties covenants and agrees that, during the Standstill Period, or if earlier, until such time as the other Party or any of its agents, subsidiaries, controlled

Affiliates, successors, assigns, partners, members, officers, key employees or directors shall have breached this Section 12, neither it nor any of its respective agents, subsidiaries, controlled Affiliates, successors, assigns, partners, members, officers, key employees or directors shall in any way publicly (including at any annual meeting of the Company’s stockholders) criticize, disparage, call into disrepute or otherwise defame or slander (as distinct from objective statements reflecting business criticism) the other Party or such other Party’s subsidiaries, Affiliates, successors, assigns, officers (including any current officer of a Party or a Party’s subsidiaries who no longer serves in such capacity at any time following the execution of this Agreement), directors (including any current director of a Party or a Party’s subsidiaries who no longer serves in such capacity at any time following the execution of this Agreement) or employees, or any of its businesses, products or services, in any manner that would reasonably be expected to damage the business or reputation of such other Party, its businesses, products or services or subsidiaries, affiliates, successors, assigns, officers (or former officers), directors (or former directors) or employees.

13.    Confidentiality.

The MIG Designee, if he wishes to do so, may provide any confidential or non-public information of the Company which he learns in his capacity as an advisor at any Board Meeting, including discussions or matters considered in a Board Meeting and information he learns from materials that were made available to the MIG Designee (including any materials considered in prior meetings of the Board) (collectively, “Company Confidential Information”), to MIG, its Affiliates and their respective Associates, employees, legal counsel and other authorized representatives (collectively, including MIG, the “MIG Representatives”), in each case, solely to the extent such MIG Representatives need to know such information in connection with MIG’s investment in the Company; provided, however, that, until the Cleanse Date, MIG (i) shall inform such other MIG Representatives of the confidential nature of any such Company Confidential Information and (ii) shall, and shall cause any other MIG Representatives to, refrain from (x) disclosing any Company Confidential Information (whether to any company in which MIG has an investment or otherwise), by any means, or (y) using any Company Confidential Information in any way other than in connection with MIG’s investment in the Company. Prior to the Cleanse Date, the MIG Designee and MIG shall not, without the prior written consent of the Company, otherwise disclose any Company Confidential Information to any other person or entity.

14.    Securities Laws.

MIG acknowledges that it is aware, and will advise each of its representatives who are informed as to the matters that are the subject of this Agreement, that the United States securities laws may prohibit any person who directly or indirectly has received from an issuer material, non-public information from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities. The Company agrees to provide to the MIG Designee a copy of any trading restrictions applicable to members of the Board promptly after the date of this Agreement. Except in connection with the occurrence of the Cleanse Date (which shall be governed by the last sentence of this Section 14), the Company agrees the MIG Designee may inquire of the General Counsel or Chief Financial Officer of the Company from time to time until the Cleanse Date as to whether the Company is at such time in an open trading window for Company insiders with access to no more non-public information than that which has been provided to the MIG Designee under this Agreement and/or whether the Company believes that the MIG Designee possesses at such time any material, non-public information concerning the Company that has been provided to the MIG Designee under this Agreement, and the General Counsel or Chief Financial Officer or any other officer of the Company designated by such persons shall respond to any such inquiry (other than the Cleanse Date Inquiry (as defined below)) reasonably promptly (and in any event no later than 5:00 PM New York City time on the next business day). Following the first date on which the Company is in an open trading window after the expiration of the Advisor Period for Company insiders with access to no more non-public information than that which has been provided to the MIG Designee under this Agreement (such date, the “Cleanse Date”), the MIG Designee shall no longer be in possession of any material, non-public information concerning the Company that has been provided to the MIG Designee under this Agreement and MIG shall be free from any trading restriction imposed by or associated with this Agreement, and the Company and its representatives shall not directly or indirectly, publicly (including in court) or privately (including via confidential communications with the SEC) take any contrary position. The Company agrees that the General Counsel or Chief Financial Officer or any other officer of the Company designated by such persons shall notify the MIG Designee of the Cleanse Date by no later than 11:59 PM New York City time on the day immediately preceding the Cleanse Date (the “Cleanse Date Notice”); provided, that, notwithstanding anything to the contrary set forth in this Section 14, if the MIG Designee does not receive the Cleanse Date Notice by such time in advance of the presumptive Cleanse Date, the MIG Designee or his representatives shall inquire (such inquiry, the “Cleanse Date Inquiry”) of the General Counsel or Chief Financial Officer of the Company by no later than 8:00 AM New York City time on the presumptive Cleanse Date as to whether the Company is at such time in an open trading window for Company insiders with access to no more non-public information than that which has been provided to the MIG Designee under this Agreement; provided, further, that upon receiving the Cleanse Date Inquiry, the General Counsel or the Chief Financial Officer or any other officer of the Company designated by such persons shall notify the MIG Designee by no later than 9:30 AM New York City time on the date of the Cleanse Date Inquiry if the Cleanse Date has occurred on such date.

15.    Entire Agreement; Amendment and Waiver; Successors and Assigns; Third Party Beneficiaries; Term.

This Agreement contains the entire understanding of the Parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings between the Parties other than those expressly set forth herein. No modifications of this Agreement can be made except in writing signed by an authorized representative of each the Company and MIG. No failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law. The terms and conditions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the Parties hereto and their respective successors, heirs, executors, legal representatives, and permitted assigns. No Party shall assign this Agreement or any rights or obligations hereunder without, with respect to MIG, the prior written consent of the Company, and with respect to the Company, the prior written consent of MIG. This Agreement is solely for the benefit of the Parties and is not enforceable by any other persons or entities. Unless otherwise mutually agreed in writing by each Party, this Agreement shall terminate at the end of the Standstill Period. Notwithstanding the foregoing, the provisions of Section 1(b)(iv) and Section 13 shall survive until the Cleanse Date and Section 6 through Section 10, Section 14 and Section 15 shall survive the termination of this Agreement. No termination of this Agreement shall relieve any Party from liability for any breach of this Agreement occurring prior to such termination.

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized signatories of the Parties as of the date first written above.

COMPANY: Groupon, Inc.

By:	/s/ Melissa Thomas
Name: Melissa Thomas
Title: Interim Chief Financial Officer

MIG ENTITIES AND PERSONS:

MIG MASTER FUND, L.P.

By:	MIG Capital Advisors, LLC General Partner

By:	/s/ Richard P. Merage
	Name:	Richard P. Merage
	Title:	Chief Executive Officer and Manager

MIG CAPITAL ADVISORS, LLC

By:	/s/ Richard P. Merage
	Name:	Richard P. Merage
	Title:	Chief Executive Officer and Manager

MIG CAPITAL, LLC

By:	/s/ Richard P. Merage
	Name:	Richard P. Merage
	Title:	Chief Executive Officer and Manager

/s/ Richard P. Merage
RICHARD P. MERAGE